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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)


                                  EXHIBIT 11
                      COMPUTATION OF PER SHARE EARNINGS


                                         Three Months Ended
                                              March 31,
                                                1997
                                                ----


PRIMARY LOSS PER SHARE:          (in thousands, except per share data)

NET LOSS                                        ($607)
/ WEIGHTED AVERAGE SHARES                       1,265
------------------------------                 ------
PRIMARY NET LOSS PER SHARE                     ($0.48)
==============================                 ======




FULLY DILUTED LOSS PER SHARE:

NET LOSS                                        ($607)
/WEIGHTED AVERAGE SHARES                        1,265
------------------------------                 ------
FULLY DILUTED NET LOSS
PER SHARE                                      ($0.48)
==============================                 ======

Notes:
- Weighted average shares outstanding have been adjusted to reflect the 10% stock dividend declared April 1, 1997.